 EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Stephen F. Reeves and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and any and all amendments thereto.

/s/ NOLAN D. ARCHIBALD	Director, Chairman, President	February 12, 2009
Nolan D. Archibald	and Chief Executive Officer
(Principal Executive Officer)

/s/ NORMAN R. AUGUSTINE	Director	February 12, 2009
Norman R. Augustine

/s/ BARBARA L. BOWLES	Director	February 12, 2009
Barbara L. Bowles

/s/ GEORGE W. BUCKLEY	Director	February 12, 2009
George W. Buckley

/s/ M. ANTHONY BURNS	Director	February 12, 2009
M. Anthony Burns

/s/ KIM B. CLARK	Director	February 12, 2009
Kim B. Clark

/s/ MANUEL A. FERNANDEZ	Director	February 12, 2009
Manuel A. Fernandez

/s/ BENJAMIN H. GRISWOLD, IV	Director	February 12, 2009
Benjamin H. Griswold, IV

/s/ ANTHONY LUISO	Director	February 12, 2009
Anthony Luiso

/s/ ROBERT L. RYAN	Director	February 12, 2009
Robert L. Ryan

/s/ MARK H. WILLES	Director	February 12, 2009
Mark H. Willes

/s/ STEPHEN F. REEVES	Senior Vice President and	February 12, 2009
Stephen F. Reeves	Chief Financial Officer
(Principal Financial Officer)

/s/ CHRISTINA M. MCMULLEN	Vice President and Controller	February 12, 2009
Christina M. McMullen	(Principal Accounting Officer)